Exhibit 10.1

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of August 20, 2015, is made between MARRONE BIO INNOVATIONS, INC., a Delaware corporation (“Debtor”), IVY INVESTMENT MANAGEMENT COMPANY, a Delaware corporation (“Secured Party”), as agent for the benefit of Investors (defined below), and the Investors.

Debtor and Secured Party hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in Section 7.

“Excluded Accounts” means each deposit account listed on Schedule 5 on the date hereof, all accessions, additions, replacements, and substitutions to such deposit accounts; all records of any kind relating to such deposit accounts; all proceeds relating to such deposit accounts (including insurance, general intangible and other account proceeds).

“Investors” means the holders of the Note and their permitted assignees and successors.

“Loan Documents” has the meaning set forth in the Note.

“Note” means each Senior Secured Promissory Note dated August 20, 2015 made by Debtor in favor of Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy Funds VIP Science & Technology, as amended, modified, renewed, extended or replaced from time to time.

“Partnership and LLC Collateral” has the meaning set forth in Section 5.

“Permitted Lien” has the meaning set forth in the Note.

“Pledged Collateral” means Debtor’s (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any subsidiaries of Debtor.

“Pledged Collateral Agreements” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party, as agent for the benefit of the Investors, a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof.

Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor’s right, title or interest in (A) any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (ii) if no adverse tax consequences to Debtor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation. As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Internal Revenue Code; (B) any lease, license, contract, or agreement, as such, or the assets subject thereto, if under the terms of such lease, license, contract, or agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein or in such assets to the Secured Party is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided that the foregoing exclusion shall in no way be (a) construed to apply if any such prohibition would be rendered ineffective under the UCC or other applicable law or principles of equity, (b) construed so as to limit, impair or otherwise affect the Secured Party’s unconditional continuing security interests in and liens upon any rights or interests of the Debtor in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts), in each case, that are not subject to such prohibitions, or (c) construed to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition; or (C) any Excluded Accounts.

SECTION 3 Financing Statements and other Action.

(a) Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Party, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b) Provided that the Snyder Loan Agreement has been terminated, Debtor will notify any third party who has possession of any Collateral of Secured Party’s security interest therein and use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(c) Provided that the Snyder Loan Agreement has been terminated, Debtor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

(d) Provided that the Snyder Loan Agreement has been terminated, Debtor shall deliver to Secured Party, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated Pledged Collateral, all letters of credit and all accounts and other rights of payment at any time evidenced by promissory notes, trade acceptances or other instruments.

(e) Debtor shall deliver to Secured Party such short-form security agreements and take such other action as Secured Party may deem necessary or reasonably desirable to record or otherwise perfect the interests of Secured Party in respect of that portion of the Collateral consisting of intellectual property.

(f) Debtor shall maintain the security interest created by this Agreement as a perfected security interest, subject only to Permitted Liens, and shall defend such security interest against the claims and demands of all Persons (other than holder of Permitted Liens).

(g) Debtor will from time to time furnish to Secured Party, at Secured Party’s reasonable request, statements and schedules further identifying and describing the assets and property of Debtor.

SECTION 4 Representations and Warranties. Debtor represents and warrants to Secured Party that:

(a) Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Debtor’s jurisdiction of organization is set forth in Schedule 1; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

(b) Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(c) All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

(d) Except as set forth in Schedule 3, no control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(e) The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

(f) Schedule 4 lists Debtor’s ownership interests in each of its subsidiaries as of the date hereof.

(g) Debtor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto.

(h) Except as disclosed in writing to Secured Party, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral. Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of Debtor, there exists no material violation or material default under any Pledged Collateral Agreement by Debtor or the other parties thereto. Debtor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days prior to any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States, and Debtor shall give prompt written notice to Secured Party if, and in any event not later than 30 days after, it changes any locations set forth in Schedule 1 (other than its chief executive office or principal place of business) where it locates Collateral. In each case above, Debtor shall ensure that Secured Party maintains a valid, perfected Lien on the Collateral, subject only to Permitted Liens.

(d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates. Within 30 days of the date hereof, all such insurance shall (i) name Secured Party for the benefit of the Lenders as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Secured Party of written notice thereof and (iii) be reasonably satisfactory in all other respects to Secured Party.

(e) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(f) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(g) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note.

(h) If and when Debtor shall obtain ownership rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(i) Without limiting the generality of subsection (i), Debtor shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless Debtor provides Secured Party with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration.

(j) At Secured Party’s reasonable request, Debtor will use commercially reasonable efforts to obtain from each Person from whom Debtor leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as Secured Party may require, in form and substance satisfactory to Secured Party.

(k) In the event that Debtor acquires rights in any subsidiary after the date hereof, it shall deliver to Secured Party a completed supplement to Schedule 4, reflecting such new subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to the equity interests of any such subsidiary immediately upon Debtor’s acquisition of rights therein and shall not be affected by the failure of Debtor to deliver any such supplement to Schedule 4.

SECTION 6 Rights of Secured Party; Authorization; Appointment.

(a) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor in respect of its accounts and other rights to payment shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

(c) Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7 Events of Default. Any of the following events shall constitute an “Event of Default”:

(a) Any “Event of Default” under the Note;

(b) Any representation or warranty by Debtor under or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made;

(c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days after Debtor’s knowledge thereof or notice thereof from the Secured Party; or

(d) Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

SECTION 8 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Note, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Debtor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 8 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

(c) Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d) To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 9 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

SECTION 10 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent. Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 11 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12 Costs and Expenses; Indemnification.

(a) Debtor agrees to pay on demand all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Debtor hereby agrees to indemnify Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Debtor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor (the “Indemnified Liabilities”); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Note.

SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 15 Submission to Jurisdiction. Debtor hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement and any other documents and instruments relating hereto, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

DEBTOR AND, BY ITS ACCEPTANCE HEREOF, SECURED PARTY, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT. IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, DEBTOR HEREBY AGREES, AND SECURED PARTY BY ITS ACCEPTANCE HEREOF HEREBY AGREES, AS FOLLOWS:

(1) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBPARAGRAPH 2 BELOW, ANY CLAIM WILL BE RESOLVED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.

(2) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

(3) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(4) ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(5) THE REFEREE SHALL APPLY THE RULES OF DISCOVERY AND EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA TO THE REFERENCE PROCEEDING AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

SECTION 16 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of Debtor and the Secured Party.

SECTION 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 19 Termination. Upon the payment and performance in full of all Obligations in cash, the security interest created under this Agreement shall terminate and Secured Party shall, at the expense of Debtor, promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

SECTION 20 Appointment of Secured Party.

(a) Each Investor hereby designates Ivy Investment Management Company, a Delaware corporation, as Secured Party to act as herein specified. Each Investor hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, Secured Party to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Secured Party by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Secured Party shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any other Loan Document for the ratable benefit of the Investors except as otherwise provided herein. Secured Party may perform all or any of its duties hereunder by or through its agents, sub-agents or employees.

(b) The provisions of this Section 20(b) are solely for the benefit of Secured Party and Investors, and Debtor shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Secured Party shall act solely as agent of Investors and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Debtor.

SECTION 21 Nature of Duties of Secured Party. Secured Party shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither Secured Party nor any of its officers, directors, managers, partners, trustees, advisors, auditors, employees, or agents, sub-agents, attorneys and other representatives of Secured Party and its affiliates shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Secured Party shall be mechanical and administrative in nature; Secured Party shall not have by reason of this Agreement a fiduciary relationship in respect of any Investor; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Secured Party any obligations in respect of this Agreement except as expressly set forth herein.

SECTION 22 Certain Rights of Secured Party. Without limiting Secured Party’s rights and discretion under any provision hereof, Secured Party shall have the right to request instructions from the Investors. If Secured Party shall request instructions from the Investors with respect to any act or action (including the failure to act) in connection with any Loan Document, Secured Party shall be entitled to refrain from such act or taking such action unless and until Secured Party shall have received instructions from the Investors and Secured Party shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Investor shall have any right of action whatsoever against Secured Party as a result of Secured Party acting or refraining from acting hereunder in accordance with the instructions of the Investors, for any reason or no reason.

SECTION 23 Collateral Matters.

(a) Each Investor authorizes and directs Secured Party to accept the other Loan Documents for the benefit of Investors. Secured Party is hereby authorized, on behalf of all Investors, without the necessity of any notice to or further consent from any Investor, from time to time prior to an Event of Default, to take any action, in its sole discretion, with respect to any Collateral or Loan Document which may be necessary or appropriate to perfect and maintain perfected or enforce the Liens upon the Collateral granted pursuant to this Agreement.

(b) Investors hereby authorize Secured Party, at its option and in its discretion, to release any Lien granted to or held by Secured Party upon any Collateral (i) upon payment in immediately available funds and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by Secured Party if the sale or disposition is permitted under this Agreement or any other Loan Document or is made by Secured Party in the enforcement of its rights hereunder following the occurrence of an Event of Default or (iii) if approved, authorized or ratified in writing by the Investors.

(c) Secured Party shall have no obligation whatsoever to Investors or to any other Person to assure that the Collateral exists or is owned by Debtor or is cared for, protected or insured or that the Liens granted to Secured Party herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Secured Party in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Secured Party may act in any manner it may deem appropriate, in its sole discretion, and that Secured Party shall have no duty or liability whatsoever to Investors, except for its gross negligence or willful misconduct.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

MARRONE BIO INNOVATIONS, INC.

By	/s/ Pamela G. Marrone
Name: Pamela G. Marrone
Title: Chief Executive Officer

Marrone Bio Innovations, Inc.
1540 Drew Ave.
Davis, CA 95618

Attn:	Linda V. Moore, General Counsel

Fax:	530-302-0189

email:	lmoore@marronebio.com

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

IVY INVESTMENT MANAGEMENT COMPANY

By:	/s/ Zachary H. Shafran
	Name:	Zachary H. Shafran
	Title:	Sr Vice President

Waddell & Reed
6300 Lamar Ave
Overland Park, KS 66202

Attn:	Cory Williams

Fax:	913-236-1596

email:	cwilliams@waddell.com

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

IVY SCIENCE & TECHNOLOGY FUND
By: Ivy Investment Management Company, its Manager

By:	/s/ Zachary H. Shafran
	Name:	Zachary H. Shafran
	Title:	Sr Vice President

Waddell & Reed
6300 Lamar Ave
Overland Park, KS 66202

Attn:	Cory Williams

Fax:	913-236-1596

email:	cwilliams@waddell.com

WADDELL & REED ADVISORS SCIENCE & TECHNOLOGY FUND
By: Waddell & Reed Investment Management Company

By:	/s/ Zachary H. Shafran
	Name:	Zachary H. Shafran
	Title:	Sr Vice President

Waddell & Reed
6300 Lamar Ave
Overland Park, KS 66202

Attn:	Cory Williams

Fax:	913-236-1596

email:	cwilliams@waddell.com

IVY FUNDS VIP SCIENCE & TECHNOLOGY
By: Waddell & Reed Investment Management Company

By:	/s/ Zachary H. Shafran
	Name:	Zachary H. Shafran
	Title:	Sr Vice President

Waddell & Reed
6300 Lamar Ave
Overland Park, KS 66202

Attn:	Cory Williams

Fax:	913-236-1596

email:	cwilliams@waddell.com

SCHEDULE 1

to the Security Agreement

1.	Jurisdiction of Organization and Organizational Identification Number

Delaware; DE; 4175693

2.	Chief Executive Office and Principal Place of Business

1540 Drew Avenue, Davis CA 95618

3.	Other locations where Debtor conducts business or Collateral is kept

Loc. #	Address	City	State	Zip Code
MBI Owned/Leased Locations
1	700 Industrial Park Rd	Bangor	MI	49013
2	1530 Drew Ave	Davis	CA	95618
3	1540 Drew Ave	Davis	CA	95618
4	1490 Drew Ave	Davis	CA	95618
3rd Party Warehouse locations
1	5001 NW 13th Avenue B	Deerfield Beach	FL	33441
2	3150 S. Willow Avenue	Fresno	CA	93725
3	1211 East St. Helens	Pasco	WA	99301
4	1000 Hanthorn Rd	Lima	OH	45804
5	2100 Moores Lane	Mulberry	FL	33860
6	1 N92W14350 Anthony Ave	Menomonee Falls	WI	53051
7	5601 Anderson Rd	Tampa	FL	33614
8	1200 Judd Ave SW	Grand Rapids	MI	49509
9	458 West Main St	Batavia	OH	45103
10	2801 Oak Grove Rd	Ennis	TX	75119
11	250 Karl Clark Rd	Edmonton, AB	CAN	T6N 1E4
12	4101 Knighthurst	Ennis	TX	75119
13	59370 Red Arrow Hwy	Hartford	MI	59370
14	3900 Collins Rd	Lansing	MI	48910
15	3655 W Quail Ave #B	Las Vegas	NV	89118
16	329 Four Mile Creek	Niagara On the Lake	ON	L0S1P0
17	1800 W. Indiana Ave.	Philadelphia	PA	19132
18	6143 N. 60th Street	Milwaukee	WI	53218
19	133 E. Krauss St.	St. Louis	MO	63111
20	41 Runway Road	Levittown	PA	19057

4.	Deposit Accounts and Security Accounts

Bank	Description	Account Number
Five Star Bank	General Checking	3201035
Five Star Bank	Money Market	3500410
Five Star Bank	Money Market	3501897
Five Star Bank	Payroll	3201043
Merrill Lynch Wealth Management		2DG-07010
The Huntington National Bank		1041003153
Five Star Bank	Restricted Cash - Five Star Loan	3207933
Five Star Bank	Restricted Cash - DDA Funding	3208014

5.	Existing Liens

See Schedule 6(iv) of the Note.

SCHEDULE 2

to the Security Agreement

1.	Patents and Patent Applications.

See attached.

2.	Copyrights (Registered and Unregistered) and Copyright Applications.

None.

3.	Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

See attached.

SCHEDULE 3

to the Security Agreement

CONTROL AGREEMENTS

None.

SCHEDULE 4

to the Security Agreement

SUBSIDIARIES

1. Interests in each limited liability company that is a subsidiary of Debtor as follows:

Subsidiary	Membership Interests	Date of Issuance of Membership Interests
Marrone Michigan Manufacturing, LLC	100%	July 10, 2012

2. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a subsidiary of Debtor as follows:

Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests
Not applicable

3. Capital stock of each corporate subsidiary of Debtor, and the stock certificates with respect thereto, as follows:

Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares
Not applicable

SCHEDULE 5

to the Security Agreement

EXCLUDED ACCOUNTS

Deposit Account #3207933 and Deposit Account #3208014, both held on deposit with Five Star Bank.